UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2018

Systemax Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13792	11-3262067
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Harbor Park Drive, Port Washington, New York		11050
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (516) 608-7000

N.A.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions ( see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.
On August 31, 2018, Systemax Inc. (the “Company”) closed the previously announced sale of its France-based IT business (the “France Business”) to Bechtle AG. The sale was denominated on a cash-free, debt-free basis and included normalized working capital adjustments. Total cash provided from the sale, before tax and transaction expenses but inclusive of cash on hand in France, was approximately $270 million at current exchange rates.
With the completion of the sale, the Company currently operates its Industrial Products Group ("IPG") business in North America, which is focused on industrial supplies and MRO (maintenance, repair, and operations).

Item 8.01	Other Events
On September 4, 2018, the Company issued a press release announcing the sale of the France Business. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro forma financial information

The following Unaudited Pro Forma Condensed Consolidated Financial Information related to the sale of the France Business is attached as Exhibit 99.2 to this Form 8-K and incorporated by reference into this Form 8-K:

(i)	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2018;

(ii)	Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Six Months Ended June 30, 2018;

(iii)	Unaudited Pro Forma Condensed Consolidated Statements of Operations for Year Ended December 31, 2017;

(iv)	Unaudited Pro Forma Condensed Consolidated Statements of Operations for Year Ended December 31, 2016; and

(v)	Unaudited Pro Forma Condensed Consolidated Statements of Operations for Year Ended December 31, 2015.

Exhibit Index

99.1	Press Release of Systemax Inc., dated September 4, 2018

99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSTEMAX INC.

Date: September 7, 2018

	By:	/s/ Eric Lerner
Name: Eric Lerner
Title: Senior Vice President